UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 8, 2021

Commission File Number: 001-36556

El Pollo Loco Holdings, Inc.

(Exact name of registrant as specified in its charter.)

Delaware	20-3563182
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3535 Harbor Blvd Suite 100, Costa Mesa, California 92626
(Address of principal executive offices)

714-599-5000
(Registrant's Telephone number)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.01 per share	LOCO	The Nasdaq Stock Market LLC

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers.

The Board of Directors of El Pollo Loco Holdings, Inc. (the “Company”) previously approved amending the El Pollo Loco Holdings, Inc. Equity Incentive Plan (the “Equity Incentive Plan”), subject to stockholder approval of the amendments to the Equity Incentive Plan. As disclosed in Item 5.07 of this Form 8-K, the Company’s stockholders have approved the amendments to the Equity Incentive Plan.

Among other things, the Equity Incentive Plan reflects amendments to (i) increase the number of shares of the Company’s common stock available for award grants under the Equity Incentive Plan by 750,000 shares, and provide for a new share limit that is equal to 2,000,000 shares plus the number of shares of common stock reserved, but unissued, under our 2014 Omnibus Equity Incentive Plan at the time the Equity Incentive Plan was originally approved, (ii) increase the limit on the number of shares that may be delivered pursuant to “incentive stock options” granted under the Equity Incentive Plan by 750,000 shares for a new limit of 1,820,477 incentive stock options; and (iii) extend the term of the Equity Incentive Plan to June 8, 2031.

The foregoing summary of the Equity Incentive Plan and the amendments thereto is qualified in its entirety by reference to the text of the Equity Incentive Plan, which is attached hereto as Exhibit 10.1 and incorporated herein by this reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 8, 2021, the Company held its 2021 annual meeting of stockholders ("Annual Meeting"). Of 36,479,051 shares of common stock outstanding and entitled to vote as of April 9, 2021, the record date for the annual meeting, 34,073,001 shares were present in person or represented by proxy, or 93.4%, constituting a quorum. At the Annual Meeting the Company’s stockholders voted on four proposals, each of which is described in more detail in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 29, 2021.

The final results of voting for each matter submitted to a vote of stockholders at the Annual Meeting are as follows:

1.Election of directors

Proposal 1 was the election of three nominees to serve as Class I directors until the 2024 annual meeting or until their successors are duly elected and qualified. The result of the vote was as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Bernard Acoca	25,677,997	6,087,099	2,307,905
Carl (“Lili”) Lynton	25,110,062	6,655,034	2,307,905
Michael G. Maselli	22,197,310	9,567,786	2,307,905

2.	Ratification of appointment of BDO USA, LLP as the Company's independent registered public accounting firm

Proposal 2 was the ratification of the appointment of BDO USA, LLP, as the Company’s independent registered public accounting firm for 2021. The result of the vote was as follows:

Votes For	Votes Against	Abstentions
33,968,159	75,913	28,929

3.	Advisory vote regarding approval of the Company's named executive officers’ compensation

Proposal 3 was the non-binding advisory proposal regarding compensation of the Company's named executive officers. The result of the vote was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
31,052,398	692,890	19,808	2,307,905

4.	Approval of the 2018 Omnibus Equity Incentive Plan

Proposal 4 was the vote to approve the Company’s Equity Incentive Plan, as amended (formerly known as the 2018 Omnibus Equity Incentive Plan), including an amendment to increase the number of shares of Common Stock reserved for issuance thereunder by 750,000 shares (the “Equity Incentive Plan”), the result of the vote was as follows:

75,9
Votes For	Votes Against	Abstentions	Broker Non-Votes
31,075,950	671,808	17,338	2,307,905

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	El Pollo Loco Holdings, Inc. Equity Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

El Pollo Loco Holdings, Inc.

Date: June 14, 2021	By:	/s/ Anne Jollay
		Name:	Anne Jollay
		Title:	Corporate Secretary